FOR IMMEDIATE RELEASE:

OTCBB - GBCS

Global Casinos Reports 69% Increase in
Second Quarter Net Revenue

Year-to-date net revenue up 78%

BOULDER, Colo. – Feb. 18, 2009 – Global Casinos, Inc. (OTCBB: GBCS) today announced financial results for its fiscal second quarter ended December 31, 2008.

Net revenue increased 69% to $1,510,000 from $892,000 in the second period last year.  The increase was the result of Global’s March 2008 acquisition of the Doc Holliday Casino, as well as a quarter-over-quarter increase in revenue from Global’s flagship Bull Durham Casino.  The Company reported a second quarter operating loss of $102,000 versus operating income of $87,000 in the year-ago second quarter.  The decline is largely attributable to increased expenses associated with the addition of the Doc Holliday operations. Management is currently implementing a variety of new marketing strategies, floor operations and customer loyalty programs designed to enhance the performance of the Doc Holliday property.

Global reported a second-quarter net loss attributable to common shareholders of $164,000, or $0.03 per diluted share, versus net income attributable to common shareholders of $63,000, or $0.01 per diluted share, in the second quarter last year.  The net loss attributable to common shareholders resulted from the operating results of the Doc Holliday Casino, the payment of a preferred stock dividend and increases in the Company’s corporate expenses.

Through six months, net revenue increased 78% to $3,180,000 from $1,787,000 in the comparable prior-year period.  Global reported a loss from operations of $72,000 versus income from operations of $168,000 in the comparable prior-year period.  Net loss attributable to common shareholders was $193,000, or $0.03 per diluted share, versus net income of $122,000, or $0.02 per diluted share, at the six-month mark last year.  At December 31, 2008, Global reported operating cash flow of $140,000.

Clifford L. Neuman, president, said, “Year-to-date revenue at our core Bull Durham casino was up nearly 7 percent versus the same period in fiscal 2008. This growth was achieved in spite of softness in the gaming industry and a weak overall economy, and it illustrates the continued success of our marketing and customer loyalty programs at Bull Durham.  We hope to make significant investments in similar programs at Doc Holliday during the coming year.  In addition, the voter-authorized increase in wager limits, expanded hours of casino operations and addition of craps and roulette as approved games will go into effect on July 2.  We are optimistic these changes will bring significant benefits to Colorado’s gaming market, and attract a much larger customer base.”

About Global Casinos, Inc.
Global Casinos, Inc. owns and operates the Bull Durham Saloon and Casino and Doc Holliday Casino, located in Colorado’s limited stakes gaming districts of Black Hawk and Central City, respectively.

Safe Harbor Statement
Certain statements in this news release that are not historical facts are forward-looking statements, such as statements relating to anticipated enhancements in the Company’s financial performance, and future development or expansion activities.  Such forward-looking statements involve a number of risks and uncertainties that may significantly affect performance and financial results in the future and, accordingly, actual results may differ materially from those expressed in any forward-looking statements.  Such risks and uncertainties include, but are not limited to, those related to effects of competition, leverage and debt service financing and refinancing efforts, general economic conditions, changes in gaming laws or regulations (including the legalization of gaming in various jurisdictions), risks related to development and construction activities, as well as the other risks detailed from time to time in the Company's SEC reports, including the report on Form 10-K for the year ended June 30, 2008.

CONTACTS:
Clifford L. Neuman
President and CEO
Global Casinos, Inc.
303-449-2100

Geoff High
Principal
Pfeiffer High Investor Relations, Inc.
303-393-7044

GLOBAL CASINOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months ended December 31, 2008 and 2007

	2008	2007

Revenues:
Casino	$ 1,547,593	$ 930,251
Promotional allowances	(37,767)	(38,344)
Net Revenues	1,509,826	891,907

Expenses:
Casino operations	1,536,430	762,990
Operating, general, and administrative	75,402	42,076
	1,611,832	805,066

Income (loss) from operations	(102,006)	86,841

Other income (expense):
Interest	(40,607)	(19,127)
Equity in earnings of Global Gaming Technologies	(5,485)	(4,533)
Loss on asset disposals	(1,643)	-

Income (loss) before provision for income taxes	(149,741)	63,181
Provision for income taxes	-	-

Net income (loss)	(149,741)	63,181

Series D Preferred dividends	(14,311)	-
Net income (loss) attributible to common shareholders	$ (164,052)	$ 63,181

Earnings (loss) per common share:
Basic	$ (0.03)	$ 0.01
Diluted	$ (0.03)	$ 0.01

Weighted average shares outstanding:
Basic	5,955,215	5,202,907
Diluted	5,955,215	5,290,311

GLOBAL CASINOS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
for the six months ended December 31, 2008 and 2007

	2008	2007

Revenues:
Casino	$ 3,257,358	$ 1,863,225
Promotional allowances	(76,909)	(76,651)
Net Revenues	3,180,449	1,786,574

Expenses:
Casino operations	3,074,351	1,519,628
Operating, general, and administrative	178,139	98,661
	3,252,490	1,618,289

Income (loss) from operations	(72,041)	168,285

Other income (expense):
Interest	(82,654)	(39,892)
Equity in earnings of Global Gaming Technologies	(6,683)	(6,222)
Loss on asset disposals	(2,743)	-

Income (loss) before provision for income taxes	(164,121)	122,171
Provision for income taxes	-	-

Net income (loss)	(164,121)	122,171

Series D Preferred dividends	(28,622)	-
Net income (loss) attributible to common shareholders	$ (192,743)	$ 122,171

Earnings (loss) per common share:
Basic	$ (0.03)	$ 0.02
Diluted	$ (0.03)	$ 0.02

Weighted average shares outstanding:
Basic	5,925,867	5,202,907
Diluted	5,925,867	5,290,666

GLOBAL CASINOS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2008	June 30, 2008

ASSETS

Current Assets
Cash and cash equivalents	$ 1,020,875	$ 1,163,416
Accrued gaming income	318,006	219,821
Inventory	21,415	16,469
Prepaid expenses and other current assets	47,495	92,972
Total current assets	1,407,791	1,492,678

Acquisition escrow deposit	-	-

Investment in Global Gaming Technologies	54,164	60,847

Land, building and improvements, and equipment:
Land	517,950	517,950
Building and improvements	4,121,308	4,121,308
Equipment	3,063,233	3,057,670
Total land, building and improvements, and equipment	7,702,491	7,696,928
Accumulated depreciation	(4,113,364)	(3,900,633)
Land, building and improvements, and equipment, net	3,589,127	3,796,295

Goodwill	1,898,496	1,898,496

Total assets	$ 6,949,578	$ 7,248,316

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GLOBAL CASINOS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2008	June 30, 2008

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable, trade	$ 136,786	$ 75,196
Accounts payable, related parties	13,658	68,332
Accrued expenses	334,102	359,461
Accrued interest	6,361	6,390
Joint venture obligation	30,000	30,000
Current portion of long-term debt	2,116,788	589,581
Other	253,786	254,105
Total current liabilities	2,891,481	1,383,065

Long-term debt, less current portion	-	1,659,411

Commitments and contingencies

Stockholders' equity:
Preferred stock: 10,000,000 shares authorized
Series A - no dividends, $2.00 stated value, non-voting,
2,000,000 shares authorized, 200,500 shares issued and outstanding	401,000	401,000
Series B - 8% cumulative, convertible, $10.00 stated value, non-voting,
400,000 shares authorized, no shares issued and outstanding	-	-
Series C - 7% cumulative, convertible, $1.20 stated value, voting
600,000 shares authorized, no shares issued and outstanding	-	-
Series D - 8% cumulative, convertible, $1.00 stated value, non-voting
1,000,000 shares authorized, 700,000 shares issued and outstanding	700,000	700,000
Common stock - $0.05 par value; 50,000,000 shares authorized;
5,955,215 and 5,865,215 shares issued and outstanding	297,761	293,261
Additional paid-in capital	14,038,971	14,027,093
Accumulated deficit	(11,379,635)	(11,215,514)
Total equity	4,058,097	4,205,840

Total liabilities and stockholders' equity	$ 6,949,578	$ 7,248,316